                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ardent Software, Inc. of our report dated October 25, 1996 relating to the financial statements of Unidata, Inc., which appears in the Annual Report on Form 10-K of Ardent Software, Inc. for the year ended December 31, 1998 and the S-4 registration statement relating to securities issued as part of the merger of Prism Solutions, Inc. into Ardent, filed with the SEC on April 5, 1999.


                                                      PRICEWATERHOUSECOOPERS LLP

Denver, CO
August 2, 1999